SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2003

eUniverse, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

N/A

(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On April 28, 2003, eUniverse, Inc., by and through the Audit Committee of the Company’s Board of Directors, engaged Moss Adams LLP as independent auditor, replacing Merdinger, Fruchter, Rosen & Company, P.C. (“MFR&C”).

MFR&C’s reports on eUniverse, Inc.’s financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During eUniverse, Inc.’s two most recent fiscal years and through the date of MFR&C’s dismissal, there were no disagreements with MFR&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to MFR&C’s satisfaction, would have caused

MFR&C to make reference to the subject matter in connection with its report of the financial statements for such years; and there were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K.

eUniverse, Inc. has provided MFR&C with a copy of the above disclosures. Attached as Exhibit 16.1 is a copy of MFR&C’s letter, dated April 30, 2003 stating its agreement with the disclosures in this report concerning their dismissal as eUniverse, Inc.’s principal accountant.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

16.1	Letter from Merdinger, Fruchter, Rosen & Company, P.C. to the Securities & Exchange Commission dated April 30, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2003	eUniverse, Inc.

/s/ Christopher S. Lipp
Christopher S. Lipp
Sr. Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Merdinger, Fruchter, Rosen & Company, P.C. to the Securities & Exchange Commission dated April 30, 2003.